EXHIBIT A

TO THE FUND ADMINISTRATION AND ACCOUNTING AGREEMENT, dated as of July 14, 2020 between SIMPLIFY EXCHANGE TRADED FUNDS (the “Trust”) and The Bank of New York Mellon (“Custodian”). AS REVISED NOVEMBER 23, 2020.

SERIES

Simplify US Equity Plus Complexity ETF

Simplify US Equity Plus Downside Convexity ETF

Simplify US Equity Plus Upside Convexity ETF

Simplify Volt RoboCar Disruption ETF

Simplify Volt Fintech Disruption ETF

Simplify Volt Pop Culture Disruption ETF

Simplify Volt Cloud and Cybersecurity Disruption ETF

Simplify Growth Equity Plus Convexity ETF

Simplify Growth Equity Plus Downside Convexity ETF

Simplify Growth Equity Plus Upside Convexity ETF

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

SIMPLIFY EXCHANGE TRADED FUNDS On behalf of each Series identified on Exhibit A attached to the Agreement

By:	/s/ Paul Kim

Name:	Paul Kim

Title:	Chairman

THE BANK OF NEW YORK MELLON

By:	/s/ Elizabeth Stubenrauch

Name:	Elizabeth Stubenrauch

Title:	Relationship Manager